Exhibit 2.1

MASTER REORGANIZATION AGREEMENT
by and among
One Water Marine Holdings, LLC,
One Water Assets & Operations, LLC,
OneWater Marine Inc.

and the other parties hereto

 [___], 2019

TABLE OF CONTENTS
i

Exhibits

Exhibit A	- Form of Fourth A&R LLC Agreement of OWMH
Exhibit B	- Form of A&R Certificate of Incorporation of PubCo
Exhibit C	- Form of A&R PubCo Bylaws
Exhibit D	- Form of Agreement and Plan of Merger
Exhibit E	- Form of Agreement and Plan of Merger
Exhibit F	- Form of Registration Rights Agreement
Exhibit G	- Form of Second A&R LLC Agreement of OWAO
Exhibit H	- Form of Tax Receivable Agreement

Schedules

Schedule 2.2(b)	- OWMH Unit Exchange
Schedule 2.4	- Warrant Exchange
Schedule 2.5	- Blocker Distribution
Schedule 2.7(a)	- Mack and Bosun’s Marine Contributions
Schedule 2.7(b)	- OWMH Contribution
Schedule 2.7(c)	- Exchanging Owners Contribution
Schedule 3.3(a)	- PubCo Contribution
Schedule 3.3(b)	- OWMH Cash Contribution
Schedule 3.3(c)	- OWAO Preferred Redemption
Schedule 3.3(d)	- PubCo Class B Contribution
Schedule 3.3(e)	- OWMH Class B Distribution
Schedule 3.4	- Final OWMH Capitalization

ii

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of [___], 2019, is entered into by and among One Water Marine Holdings, LLC, a Delaware limited liability company (“OWMH”), One Water Assets & Operations, LLC, a Delaware limited liability company (“OWAO”), OneWater Marine Inc., a Delaware corporation (“PubCo”), and the Persons set forth on the signature pages hereto (each signatory to this Agreement, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to facilitate an initial public offering (the “IPO”) of PubCo, which will be effected utilizing an “Up-C” structure that entails, among other things, offering shares of Class A common stock, par value $[●] per share, of PubCo (the “PubCo Class A Common Stock”) to the public, pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-232639; and

WHEREAS, in connection with the IPO, the Parties desire to effect the restructurings and other transactions set forth in this Agreement, which will occur in the sequence and on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows, and further agree that the actions set forth in ARTICLE II will be deemed to take place in the sequence in which they appear in ARTICLE II except as otherwise expressly set forth herein.

ARTICLE I
DEFINITIONS AND CONSTRUCTION

Section 1.1.                         Definitions.  In addition to terms defined in the body of this Agreement, the following capitalized terms have the following meanings:

“Beekman” means OWM BIP Investor, LLC, a Delaware limited liability company.

“Beekman LLC Agreement” means the Limited Liability Company Agreement of Beekman, dated as of October 13, 2016, as amended, restated, amended and restated, modified or supplemented from time to time.

“Bosun’s” means Bosun’s Assets & Operations, LLC, a Delaware limited liability company.

“Bosun’s LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of Bosun’s, dated as of June 1, 2018, as amended, restated, amended and restated, modified or supplemented from time to time.

“Bosun’s Marine” means Bosun’s Marine, Inc., a Massachusetts corporation.

“Bosun’s Marine Bylaws” means the [Amended and Restated] Bylaws of Bosun’s Marine, dated as of [●], as amended, restated, amended and restated, modified or supplemented from time to time.

“Certificate of Incorporation of PubCo” means the Certificate of Incorporation of PubCo filed with the Secretary of State of the State of Delaware on April 3, 2019, as amended, restated, amended and restated, modified or supplemented from time to time.

“Common Blocker” means OWM TBG Corporation, a Delaware corporation.

“Common Blocker Bylaws” means the Bylaws of Common Blocker, dated as of October 13, 2016, as amended, restated, amended and restated, modified or supplemented from time to time.

“Equity Securities” means all equity securities or other equity interests authorized from time to time, and any other securities, options, interests, participations or other equivalents (however designated) of or in an entity, whether voting or nonvoting, including options, warrants, phantom equity, equity appreciation rights, convertible notes or debentures, equity purchase rights and all agreements, instruments, documents and securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“Exchanging Owners” means any holders of New OWMH Common Units who elect to exchange such New OWMH Common Units for PubCo Class A Common Stock.

“Goldman” means Goldman, Sachs & Co. LLC, a New York limited liability company.

“Goldman LLC Agreement” means the [Amended and Restated] Limited Liability Company of Goldman, dated as of [●], as amended, restated, amended and restated, modified or supplemented from time to time.

“Governmental Authority” means the United States of America and any foreign country, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Mack” means Thomas W. Mack, an individual.

“Other One Water Owners” means [One Water Ventures, LLC, a Georgia limited liability company; LMI Holdings, LLC, a Florida limited liability company; Landis Marine Holdings, LLC, a Georgia limited liability company; L13, LLLP, a Delaware limited liability limited partnership; JBL Investment Holdings, LLLP, a Delaware limited liability limited partnership; Scott Cunningham, Sr., an individual; Cindy Thompson, an individual; Keith Style, an individual; and Michael Gold, an individual].

“OWAO Common Units” means the limited liability company interests in OWAO designated as “Common Units”.

“OWAO LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of OWAO, dated as of October 28, 2016, as amended, restated, amended and restated, modified or supplemented from time to time.

“OWAO Preferred Units” means the limited liability company interests in OWAO designated as “Preferred Units”.

“OWMH LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of OWMH, dated as of March 1, 2017, as amended, restated, amended and restated, modified or supplemented from time to time.

“OWMH Membership Interests” means the limited liability company interests in OWMH.

“OWMH Warrants” means warrants to purchase New OWMH Common Units, represented by (i) that certain Warrant Agreement, dated as of October 28, 2016, by and between OWMH and Goldman, as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof and (ii) that certain Warrant Agreement, dated as of October 28, 2016, by and between OWMH and Beekman, as may be amended, restated, or otherwise modified from time to time in accordance with the terms thereof.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“PubCo Bylaws” means the Bylaws of PubCo, dated as of April 3, 2019, as amended, restated, amended and restated, modified or supplemented from time to time.

“PubCo Class B Common Stock” means Class B common stock, par value [●] per share, of PubCo.

“PubCo Merger Sub” means [●], a Delaware corporation.

“PubCo Merger Sub Bylaws” means the Bylaws of PubCo Merger Sub, dated as of [●], as amended, restated, amended and restated, modified or supplemented from time to time.

“South Shore” means South Shore Lake Erie Assets & Operations, LLC, a Delaware limited liability company.

“South Shore LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of South Shore, dated as of August 1, 2017, as amended, restated, amended and restated, modified or supplemented from time to time.

“TRA Party” and collectively the “TRA Parties” means the Other One Water Owners, Goldman and Beekman.

Section 1.2.                    Effective Time; Closing Time. This Agreement is effective at 12:01 a.m. Eastern Time as of the date hereof. References to the “Closing Time” in this Agreement refer to 12:01 a.m. Eastern Time on the date of the initial closing of the IPO (the “Initial Closing”, and such date, the “Initial Closing Date”).

Section 1.3.                      Heading; References; Interpretation.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection paragraph, subparagraph or clause contained in this Agreement; (b) words importing the singular shall also include the plural, and vice versa; (c) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (d) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (e) the word “or” is disjunctive but not necessarily exclusive; (f) references to any Person include the successors and permitted assigns of that Person; (g) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively; and (h) the words “dollar” or “$” shall mean U.S. dollars.

ARTICLE II
RESTRUCTURING ACTIONS AND RELATED MATTERS

Section 2.1.                    Tax Distribution.  Effective as of the Closing Time, OWMH shall distribute to each unitholder of OWMH at such time the right to receive the tax distribution to which such unitholder would have been entitled, if any, if the board of managers of OWMH had caused OWMH to make such distributions at such time pursuant to Section 6.2 of the OWMH LLC Agreement (the “Pre-IPO Related Tax Distributions”).  Notwithstanding anything set forth in Section 6.2 of the OWMH LLC Agreement, OWMH shall, to the extent permissible under Section 706 of the Internal Revenue Code of 1986, as amended (the “Code”), use an interim closing of the books as of the date of the IPO to determine the unitholders’ items of income, gain, loss, deduction and credit for purposes of determining the Pre-IPO Related Tax Distributions, and OWMH may use such assumptions, estimated amounts and other information to determine the amount of the Pre-IPO Related Tax Distributions as OWMH deems necessary in its sole discretion.  This Section 2.1 shall survive the closing of the IPO and the amendment and restatement of the OWMH LLC Agreement as set forth in Section 2.2.

Section 2.2.                   Fourth Amended and Restated LLC Agreement of OWMH.

(a)            Immediately following the transactions described in Section 2.1, the OWMH LLC Agreement shall be, and hereby is, amended and restated substantially in the form attached hereto as Exhibit A (the “A&R OWMH LLC Agreement”) in order to (a) recapitalize the OWMH Membership Interests to consist solely of a single class of common units, (b) provide for future redemptions of such common units (along with the cancellation of PubCo Class B Common Stock) by OWMH for PubCo Class A Common Stock (collectively, the “OWMH Recapitalization”) and (c) effect the other provisions set forth therein.  The aggregate number of common units of OWMH outstanding immediately after the OWMH Recapitalization and the ownership of such common units shall be as set forth on [Schedule I] to Exhibit A.

(b)           Immediately following the OWMH Recapitalization, each holder of common units of OWMH shall, and hereby does, exchange such common units held by such holder for the number of common units of OWMH set forth on Schedule 2.2(b) (the “OWMH Unit Exchange,” and such exchanged common units, the “New OWMH Common Units”), which exchange shall be made proportionally among the holders of common units of OWMH based on the common units held by them immediately prior to the OWMH Unit Exchange.

Section 2.3.            Amended and Restated Certificate of Incorporation and PubCo Bylaws.  Immediately following the OWMH Unit Exchange, the Certificate of Incorporation of PubCo shall be, and hereby is, amended and restated substantially in the form attached hereto as Exhibit B, which shall be filed with the Delaware Secretary of State and become effective at [●] [●] Eastern time on the Initial Closing Date, and the PubCo Bylaws shall be, and hereby are, amended and restated substantially in the form attached hereto as Exhibit C (the “A&R PubCo Bylaws”).

Section 2.4.            Exchange of Warrants.  Immediately following the amendment and restatement of the Certificate of Incorporation and PubCo Bylaws, each holder of OWMH Warrants shall, and hereby does, exchange the New OWMH Warrant held by such holder for the number of OWMH Common Units set forth on Schedule 2.4 (the “Warrant Exchange”).

Section 2.5.            Distribution to Blocker Corporations.  Immediately following the Warrant Exchange, Beekman shall, and hereby does, cause to be distributed New OWMH Common Units to Common Blocker in the amount set forth on Schedule 2.5 (the “Blocker Distribution”).

Section 2.6.            Common Blocker Mergers.

(a)            Pursuant to, and in accordance with the terms and conditions of, the Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit D, and the Certificate of Merger attached thereto as Exhibit A, which will be filed with the Delaware Secretary of State and become effective at 12:03 a.m. Eastern Time on the Initial Closing Date, PubCo Merger Sub shall, and hereby does, merge with and into Common Blocker, with Common Blocker surviving the merger (the “First Merger”).

(b)            Pursuant to, and in accordance with the terms and conditions of, the Agreement and Plan of Merger, substantially in the form attached hereto as Exhibit E, and the Certificate of Merger attached thereto as Exhibit A, which will be filed with the Delaware Secretary of State and become effective at 12:04 a.m. Eastern Time on the Initial Closing Date, Common Blocker shall, and hereby does, merge with and into PubCo, with PubCo surviving the merger (the “Second Merger”). Upon the consummation of the Second Merger, all shares of common stock in PubCo held by OWMH shall be, and hereby are, cancelled.

Section 2.7.            Contribution Transactions.

(a)            Immediately following the effective time of the Second Merger, (i) pursuant to Section 3.4(e) of the South Shore LLC Agreement, Mack shall, and hereby does, contribute all of his limited liability company interests in South Shore to OWMH and, in consideration therefor, OWMH shall, and hereby does, issue New OWMH Common Units to Mack, in the amounts set forth on Schedule 2.7(a), and (ii) pursuant to Section 3.4(d) of the Bosun’s LLC Agreement, Bosun’s Marine shall, and hereby does, contribute all of its limited liability company interests in Bosun’s to OWMH and, in consideration therefor, OWMH shall, and hereby does, issue New OWMH Common Units to Bosun’s Marine, in the amounts set forth on Schedule 2.7(a) (collectively, the “Mack and Bosun’s Marine Contributions”).

(b)            Immediately following the Mack and Bosun’s Marine Contributions, OWMH shall, and hereby does, contribute all of the limited liability company interests received by OWMH pursuant to the Mack and Bosun’s Marine Contributions to OWAO and, in consideration therefor, OWAO shall, and hereby does, issue OWAO Common Units to OWMH, in the amounts set forth on Schedule 2.7(b) (the “OWMH Contribution”).

(c)            Immediately following the OWMH Contribution, the Exchanging Owners shall, and hereby do, contribute all of the New OWMH Common Units held by such Exchanging Owners to PubCo and, in consideration therefor, PubCo shall, and hereby does, issue a pro rata portion of shares of PubCo Class A Common Stock to each of the Exchanging Owners, in the amounts set forth on Schedule 2.7(c).

ARTICLE III
INITIAL PUBLIC OFFERING AND RELATED MATTERS

Section 3.1.              Underwriting Agreement.  Prior to the Closing Time, each of PubCo, OWMH and OWAO shall have entered into an underwriting agreement relating to the IPO (the “Underwriting Agreement”), with Goldman and Raymond James & Associates, Inc. as representatives of the several underwriters named therein, subject to the right of each party to elect to not enter into an Underwriting Agreement at it sole discretion.

Section 3.2.                        Registration Rights Agreement.  Effective immediately following the transactions described in Article II, PubCo, Beekman, Goldman and [●] shall, and hereby do, enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit F (the “Registration Rights Agreement”).

Section 3.3.                         Use of IPO Proceeds; Preferred Redemption.

(a)            Immediately following the Initial Closing, PubCo shall, and hereby does, contribute cash in the amount set forth on Schedule 3.3(a) to OWMH and, in consideration therefor, OWMH shall, and hereby does, issue the number of New OWMH Common Units set forth on Schedule 3.3(a) to PubCo (the “PubCo Contribution”).

(b)            Immediately following the PubCo Contribution, OWMH shall, and hereby does, contribute cash in the amount set forth on Schedule 3.3(b) to OWAO and, in consideration therefor, OWAO shall, and hereby does, issue the number of OWAO Common Units set forth on Schedule 3.3(b) to OWMH (the “OWMH Cash Contribution”).

(c)            Immediately following the OWMH Cash Contribution, OWAO shall, and hereby does, redeem all of the OWAO Preferred Units held by Goldman and Beekman in exchange for cash in the amount set forth on Schedule 3.3(c) (the “OWAO Preferred Redemption”). Immediately following the OWAO Preferred Redemption, the OWAO LLC Agreement shall be, and hereby is, amended and restated substantially in the form attached hereto as Exhibit G (the “A&R OWAO LLC Agreement” and such amendment and restatement the “OWAO Amendment and Restatement”).

(d)            Immediately following the OWAO Amendment and Restatement, PubCo shall, and hereby does, issue and contribute the number of shares of PubCo Class B Common Stock set forth on Schedule 3.3(d) to OWMH (the “PubCo Class B Contribution”).

(e)            Immediately following the PubCo Class B Contribution, OWMH shall, and hereby does, distribute the number of shares of PubCo Class B Common Stock set forth on Schedule 3.3(e) to the unitholders of OWMH (the “OWMH Class B Distribution”).

Section 3.4.                   Final OWMH Capitalization.  The aggregate number of New OWMH Common Units outstanding immediately after the OWMH Class B Distribution and the ownership of the New OWMH Common Units shall be as set forth on Schedule 3.4.

Section 3.5.                   Tax Receivable Agreement.  Immediately following the OWMH Class B Distribution, PubCo and each TRA Party shall, and hereby do, enter into a Tax Receivable Agreement substantially in the form attached hereto as Exhibit H.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants, solely with respect to itself, to the other Parties as follows:

Section 4.1.                Organization.  Such Party, if an entity, is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing (where such concept exists) under the Laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.2.                 Authorization of Transactions.  If an entity, the execution, delivery and performance of this Agreement and the ancillary agreement contemplated hereby (the “Ancillary Agreements”) to which such Party will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or equivalent action on behalf of such Party.  No other proceeding or action on the part of such Party is necessary to approve and authorize such Party’s execution and delivery of this Agreement or any other Ancillary Agreement to which such Party is or will be a party or the performance of such Party’s obligations hereunder or thereunder, including the consummation of the transactions contemplated hereby and thereby.  Such Party has duly and validly executed and delivered this Agreement and each of the other Ancillary Agreements to which such Party is or will be a party.  Assuming the due authorization, execution and delivery by each of the other parties to this Agreement and the other Ancillary Agreements, this Agreement constitutes, and each of the other Ancillary Agreements to which such Party will be a party will when executed constitute, a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with their respective terms and conditions, except as enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditor’s rights generally or under general principles of equity and limitations on availability of equitable remedies.

Section 4.3.                    Consents and Approvals; No Violations.  None of the execution, delivery or performance of this Agreement by such Party, or compliance by it with any of the provisions hereof, do, nor will, (a) conflict with or result in any breach of any provision of the certificate of incorporation and bylaws, partnership agreement, limited liability company agreement or similar organizational documents of such Party, as applicable, (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Authority or (c) violate any Law applicable to such Party or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, violations, breaches, defaults, rights, obligations or encumbrances which would not, individually or in the aggregate, have a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.4.              Ownership of Interests.  Each Party contributing, issuing, delivering or exchanging Equity Securities hereby owns all such Equity Securities free and clear of all liens, encumbrances, security interest, equities, charges or claims.  There are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the contribution, issuance, delivery or exchange of such interests in connection with the transactions contemplated hereby which have not been waived by the Person holding such rights.

Section 4.5.               Bankruptcy.  There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.

Section 4.6.                      Litigation.  No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Party’s knowledge, threatened against such Party or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

Section 4.7.                    Independent Investigation.  Each Party has reviewed with, or has had the opportunity to consult with, their own independent legal and tax advisors regarding the transactions contemplated hereby, including the U.S. federal, state, local, foreign and other tax consequences of the transactions contemplated hereby and hereby acknowledges that neither PubCo nor its advisors (including Vinson & Elkins L.L.P.) has provided to such Party any such legal or tax advice regarding the transactions contemplated hereby.

Section 4.8.                       No Tax Representations.  Each Party acknowledges and agrees that OWMH and PubCo are making no representation or warranty as to the U.S. federal, state, local, foreign or other tax consequences to any Party as a result of the transactions contemplated by this Agreement.  Each Party understands that such Party (and not OWMH or PubCo) will be responsible for such Party’s own tax liability that may arise as a result of the transactions contemplated hereby.

ARTICLE V
MISCELLANEOUS

Section 5.1.                Consents; Waivers; Deemed Amendments.  To the extent required under applicable Law or the governing documents of any of the Parties (including the OMWH LLC Agreement, the A&R OWMH LLC Agreement, the OWAO LLC Agreement, the A&R OWAO LLC Agreement, the PubCo Bylaws, the A&R PubCo Bylaws, the Beekman LLC Agreement, the Goldman LLC Agreement, the Bosun’s LLC Agreement, the Bosun’s Marine Bylaws, the South Shore LLC Agreement, the PubCo Merger Sub Bylaws, the Common Blocker Bylaws, the governing documents, if any, of the Exchanging Owners and the governing documents of the Other One Water Owners) or any documents to which they are party, each Party hereby acknowledges that this Agreement constitutes the written consent of such Party to each of the agreements and transactions described herein, including in its capacity as a member, manager or stockholder of any other Party.  Without limiting the foregoing, (a) this Agreement shall constitute the written consent of the board of managers of OMWH under the OWMH LLC Agreement, PubCo as the managing member of OWMH under the A&R OWMH LLC Agreement, OWMH as the managing member of OWAO under the OWAO LLC Agreement, OWMH as the sole member of OWAO under the A&R OWAO LLC Agreement, the board of directors of PubCo, the [managing member] of Beekman, the [managing member] of Goldman, OWAO as the managing member of Bosun’s, the [board of directors] of Bosun’s Marine, OWAO as the managing member of South Shore, the board of directors of PubCo Merger Sub, the [board of directors] of Common Blocker, the governing bodies, if any, of the Exchanging Owners and the governing bodies of the Other One Water Owners, (b) each applicable Party hereby agrees that the transfers, both directly and indirectly through upstream transfers, of New OWMH Common Units, OWAO Preferred Units, limited liability company interests of South Shore and limited liability company interests of Bosun’s referenced in Sections 2.5, 2.7(a), 2.7(b) and 2.7(c) are deemed to be permitted transfers under the A&R OWMH LLC Agreement, the OWAO LLC Agreement, the South Shore LLC Agreement and the Bosun’s LLC Agreement, as applicable, and hereby waives any and all rights with respect thereto, and (c) each applicable Party hereby agrees that, to the extent this Agreement is inconsistent with or covers applicable items not otherwise provided under the OMWH LLC Agreement, the A&R OWMH LLC Agreement, the OWAO LLC Agreement, the A&R OWAO LLC Agreement, the Bosun’s LLC Agreement, the South Shore LLC Agreement and the PubCo Merger Sub Bylaws, this Agreement shall be deemed to amend such agreements.

Section 5.2.                No Registration Rights.  Each Party further acknowledges and agrees that except as set forth in the Registration Rights Agreement, following the consummation of the transactions contemplated by Sections 2.1 through 3.5, no Party shall have any registration rights, preemptive rights or similar rights with respect to the Equity Securities of OWMH, PubCo, or any of their respective affiliates, except as may be entered into between such parties in the future.

Section 5.3.               Deed; Bill of Sale; Assignment.  To the extent required and permitted by applicable Law, this Agreement will also constitute a “deed,” “bill of sale” “stock power” or “assignment” of the assets, shares and membership and other interests referenced herein, as well as an amendment of the relevant agreements, without the need for any further assignment or transfer document.

Section 5.4.               FIRPTA Certificate.  Prior to the Initial Closing, (i) each Exchanging Owner shall deliver to PubCo, OWMH, South Shore and Bosun’s an affidavit executed by such Exchanging Owner that satisfies the requirements of Code Section 1445(b)(2) and Code Section 1446(f) evidencing its non-foreign status and (ii) each of Beekman and Goldman shall deliver to OWMH and OWAO an affidavit executed by such person that satisfies the requirements of Code Section 1445(b)(2) and Code Section 1446(f) evidencing its non-foreign status.

Section 5.5.                   Further Assurances.  Each Party hereby agrees to execute, acknowledge and deliver all such additional assignments, stock powers, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) to more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) to more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests and shares contributed and assigned by this Agreement or intended to be so and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 5.6.                          Termination.  This Agreement shall terminate and be of no further force or effect if the IPO has not been completed by 11:59 p.m. Eastern Time on [●].

Section 5.7.                    Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such Party at the address set forth on its signature page to this Agreement (or such other address as shall be specified by like notice).

Section 5.8.                     Successors and Assigns; No Third Party Rights.  This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  This Agreement is not intended to, and does not, create rights in any other Person, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 5.9.                     Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity will not invalidate the entire Agreement.  Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment will be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.10.                    Waivers and Amendments.  Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, will be effective only if in writing and signed by the Parties.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement will not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 5.11.              Entire Agreement; Survival.  This Agreement, together with the agreements and other documents referenced herein, constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.  The provisions of this Agreement (including the representations and warranties hereunder) shall survive the Initial Closing, and shall continue indefinitely.

Section 5.12.                     Governing Law.  This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware.

Section 5.13.                Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

*            *            *            *            *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.
[___]

By:
Name:
Title:
Address:
[Notice Information]

[Signature pages to Master Reorganization Agreement]

Exhibit A

Form of Fourth A&R LLC Agreement of OWMH

See attached.

Exhibit B

Form of A&R Certificate of Incorporation of PubCo

See attached.

Exhibit C

Form of A&R PubCo Bylaws

See attached.

Exhibit D

Form of Agreement and Plan of Merger

See attached.

Exhibit E

Form of Agreement and Plan of Merger

See attached.

Exhibit F

Form of Registration Rights Agreement

See attached.

Exhibit G

Form of Second A&R LLC Agreement of OWAO

See attached.

Exhibit H

Form of Tax Receivable Agreement

See attached.

Schedule 2.2(b)
OWMH Unit Exchange

[●]

Schedule 2.4

Warrant Exchange

[●]

Schedule 2.5

Blocker Distribution

[●]

Schedule 2.7(a)

Mack and Bosun’s Marine Contributions

[●]

Schedule 2.7(b)

OWMH Contribution

[●]

Schedule 2.7(c)

Exchanging Owners Contribution

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Schedule 3.3(a)

PubCo Contribution

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Schedule 3.3(b)

OWMH Cash Contribution

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Schedule 3.3(c)

OWAO Preferred Redemption

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Schedule 3.3(d)

PubCo Class B Contribution

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Schedule 3.3(e)

OWMH Class B Distribution

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Schedule 3.4

Final OWMH Capitalization

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